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                                                                       10-K 1999
                                                                   Exhibit 10(i)

                      SCHLUMBERGER 1998 STOCK OPTION PLAN
                  (As Established Effective January 21, 1998)

                                First Amendment

   Schlumberger Limited, a Netherlands Antilles corporation, having heretofore adopted the Schlumberger 1998 Stock Option Plan, effective January 21, 1998, and having reserved the right under Section 12 thereof to amend the Plan, does hereby amend the Plan, effective April 21, 1999, to read as follows:

   1. Section 2(d) of the Plan is hereby amended in its entirety to read as follows:

     "(d) If the exercise period of an outstanding Stock Option is continued following a holder's termination of employment as provided in Section 5, and the holder engages in 'detrimental activity' as described in Section 5, the Committee shall have the authority in its discretion to cause such option to be forfeited and certain option exercises thereunder to be rescinded as provided for in Section 5."

   2. The Plan is hereby amended to add the following Section 5(c)(iv)(D):

     "(D) Notwithstanding the foregoing, if the optionee engages in 'detrimental activity' (as hereinafter defined) within one year after termination of employment for any reason other than retirement, the Committee, in its discretion, may cause the optionee's right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee's options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental, activity within one year following termination of employment for any reason other than retirement, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee's termination of employment and ending three months following such termination. For purposes of this Section 5, 'detrimental activity' means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such optionee: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries,
(2) enters into employment with a competitor under circumstances suggesting that such optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business, (4) is determined to have engaged (whether or not prior to termination) in either gross misconduct or criminal activity harmful to the Company, or (5) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries."

   3. Section 5(c)(v)(C) is hereby amended in its entirety to read as follows:

     "(D) Notwithstanding the foregoing, if the optionee engages in 'detrimental activity' (as defined in Section 5(c)(iv)(D)) within five years after termination of employment by reason of retirement, the Committee, in its discretion, may cause the optionee's right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee's options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within five years following termination of employment by reason of retirement, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee's termination of employment by retirement and ending one year following such termination."

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